FOR IMMEDIATE RELEASE

INTRICON TO RESTATE PRIOR-YEARS’ FINANCIAL RESULTS
No Cash Impact to the Company; Revenues Unaffected;
Filing of 2005 First-Quarter 10-Q Delayed

ST. PAUL, Minn. — June 1, 2005 — IntriCon Corporation (AMEX: IIN) today announced that it will restate financial results for prior years in order to adjust accounting for the capitalization of certain research and development expenditures. These adjustments are expected to reduce shareholders’ equity by less than $1 million and will have no impact on IntriCon’s historically reported revenues. While readers should no longer rely on the company’s previously filed consolidated financial statements, the company does expect to file its first quarter 10-Q no later than June 30, 2005.

        According to William J. Kullback, the company’s new chief financial officer, certain research and development expenditures, primarily impacting the company’s Singapore operation, were incorrectly capitalized on the balance sheet instead of being expensed as incurred on the statement of operations.

        “We identified the situation and immediately brought it to the attention of the audit committee and our independent audit firm, KPMG,” said Kullback. “We’re diligently working to resolve this issue as quickly as possible and we have implemented new internal accounting policies as a result of this error.”

        IntriCon has filed a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission (SEC), advising the SEC of its need for further time to finalize restated prior-year financial statements and report 2005 first-quarter results.

        Mark Gorder, IntriCon chief executive officer, said, “Our accounting team’s top priority is to complete the restatement. As a company, we’re focused on the emerging prospects in our precision miniature medical and electronics products business, and our established opportunities in hearing health and professional audio communications.”

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IntriCon Corporation
June 1, 2005

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, government, electronics, telecommunications and medical equipment industries. The company has facilities in the United States, Asia and Europe. IntriCon common stock trades under the symbol “IIN” on the American Stock Exchange. The company’s Web site address is www.intricon.com.

Forward-Looking Statements
All estimates contained in this press release are subject to change as IntriCon completes preparation of its restated financial statements. Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, future growth, future improved financial performance, emerging prospects and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are, in some cases beyond the company’s control, and may cause the company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the company may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon: William J. Kullback, CFO 651-604-9638 bkullback@intricon.com	At Padilla Speer Beardsley: Marian Briggs/Matt Sullivan 612-455-1711 mbriggs@psbpr.com / msullivan@psbpr.com

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